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                                                                    EXHIBIT 99.1


          [VERTICALNET LOGO]                           [CONVERGE LOGO]


                              FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:  PRESS CONTACTS:
Muriel Lange                 Nyssa Tussing               Carla Schlemminger
VerticalNet, Inc.            VerticalNet                 Niehaus Ryan Wong, Inc.
215-315-3367                 215-315-3710                (650) 827-7023
Mlange@verticalnet.com       ntussing@verticalnet.com    carla@nrwpr.com


                LEADING HIGH TECHNOLOGY CONSORTIUM CONVERGE, INC.
              COMPLETES ACQUISITION OF NECX FROM VERTICALNET, INC.

CUPERTINO, Calif., and HORSHAM, Pa., - February 1, 2001 - Converge, Inc. (formerly known as eHITEX), the leading high technology marketplace, and VerticalNet, Inc., the Internet's leading e-business enabler, announced completion of the definitive agreement for Converge to acquire NECX, a wholly owned subsidiary of VerticalNet. As a result of the acquisition agreement, VerticalNet received 19.9 percent of the currently outstanding equity in Converge and a right to a seat on its Board. In addition, VerticalNet will retain $60 million in cash through intercompany accounts, subject to a net equity and working capital test.

In connection with the transaction, VerticalNet transferred to Converge NECX's 50 percent ownership interest in Electronic Commodity Exchange Asia Pte. Ltd. ("NECX Asia"), and Sumitomo and its affiliate Sumitronics Asia Holding Pte Ltd. also transferred to Converge its 50 percent ownership interest in NECX Asia.

VerticalNet also announced that it completed on January 22 the previously announced issuance of $15 million of VerticalNet common stock to Sumitomo Corporation.

ABOUT CONVERGE, INC.
Converge (http://www.converge.com), is the independent online marketplace where high-technology industry buyers and sellers connect, collaborate and transact to increase supply-chain efficiencies. Converge (formerly known as eHITEX) received $100 million in funding in June, 2000 from its founders:
Agilent Technologies (NYSE: A), AMD (NYSE: AMD), Canon (NYSE: CAJ), Compaq (NYSE: CPQ), Gateway (NYSE: GTW), Hitachi (NYSE: HIT), Hewlett-Packard (NYSE:
HWP), NEC (NASDAQ: NIPNY), Quantum (NYSE: DSS), Samsung Electronics (OTC:
SSNIF), SCI Systems (NYSE: SCI), Solectron (NYSE: SLR), Synnex (privately held), Tatung (TAI: 2371.TW) and Western Digital (NYSE: WDC). For more information about Converge, please call (877) 693-5694 or (310) 231-6958 (outside US), or
send inquiry via email to: info@converge.com   mailto:info@converge.com


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ABOUT VERTICALNET, INC.
VerticalNet, Inc. (www.verticalnet.com) provides end-to-end e-commerce solutions targeted at distinct business segments through three strategic business units:
VerticalNet Markets includes 58 industry-specific web sites designed as online vertical trading communities and provides hosted e-commerce and community capabilities for corporate divisions and mid-size businesses; VerticalNet Exchanges focuses on direct material open and spot markets; VerticalNet Solutions builds digital marketplaces for global 2000 customers, consortia and neutral Net market makers. VerticalNet International leverages the Company's three strategic business units to create global Internet B2B marketplaces, offering products and services internationally and partnering with companies that have strong local presence and domain expertise.

ABOUT NECX
Based in Peabody, MA, NECX established the first and largest open-market trading exchange for the purchase and sale of electronic components, computer products and networking equipment. NECX provides a high degree of market liquidity by aggregating supply and demand from thousands of component, original equipment and contract manufacturers; as well as distributors and resellers. The Exchange provides comprehensive services such as procurement and inventory management, trading, financial settlement, as well as global logistics and quality assurance. In addition to its domestic operations, NECX has Asia-Pacific operations in Singapore and European operations in Galway, Ireland and Stockholm, Sweden.

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, VerticalNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include matters relating to technology, performance and operation; rapid technological and market changes; potential intellectual property and licensing issues; as well as those factors set forth in the Company's Annual Report on form 10-K for the year ended December 31, 1999 and the Company's Quarterly Report on form 10-Q for the quarter ended September 30, 2000, both of which have been filed with the SEC.

VerticalNet and NECX are registered trademarks and/or trademarks of Vertical Tech LLC in the United States and/or other countries.